UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 9, 2014
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 9, 2014, the Company’s Board of Directors amended and restated the Company’s Bylaws.  The amendments include the following primary substantive changes:

•	stockholder meetings may take place by means of remote communication;
•	proposals of business and nominations of directors by stockholders and adjournments of stockholder meetings are subject to certain procedural requirements;
•	stockholders must request the Company to set a record date prior to any stockholder action by written consent;
•	treatment of abstentions and broker non-votes is clarified;
•	nominees for director must disclose third-party compensation arrangements;
•	nominees for director and stockholders proposing business or nominees must disclose derivative holdings;
•	attendance at a meeting of the Board of Directors constitutes a waiver of any lack of notice;
•	committees of the Board of Directors may fill vacancies on such committee and certain procedural and conduct provisions apply to such committees;
•	descriptions of officers of the Company are clarified;
•	officers of the Company are permitted to vote the shares of stock or other securities that the Company holds in another entity;
•	advance payment of expenses for officers and directors involved in litigation is permitted; and
•	Delaware is the exclusive forum for certain stockholder actions.

The Company’s Bylaws, as amended, are attached as Exhibit 99.1 to this Current Report on Form 8-K and the foregoing summary is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached herewith:

Exhibit No.	Description
99.1	Bylaws (Amended and Restated as of April 9, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	April 15, 2014	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED APRIL 9, 2014

Exhibit	Description
99.1	Bylaws (Amended and Restated as of April 9, 2014)